Exhibit 99.1

Aeternum Health Announces Change in Strategy, New Management, and Updates Investors on Progress

●	Aeternum Health will change its name to Aeternum Resources and seeks to become a Strategic Supplier of Critical Materials.

●	Appoints Paul Mann as President and Executive Chairman and Josua Oosthuizen as Chief Executive Officer.

●	Raised over $4 million in financing to accelerate the progress on a tin and niobium mine in Nigeria, which is expected to enter commercial production during 1H 2027.

●	Long lead-time items have been secured, access road constructed, geological surveys successfully conducted and critical infrastructure installed to accelerate initial production.

CITY – August 4, 2026 — Aeternum Health (OTC: AETN) (“Company”), today announced a change in strategy, new management and provides investors with an update on corporate progress.

Change in Name and Strategy

The Company and its shareholders have decided to change the name and the strategic focus of the Company. The Company, which will now be called Aeternum Resources, Inc., seeks to become a highly strategic supplier of critical minerals with several strategic partnerships identified. The Company will focus on supplying customers in the United States to ensure that US customers have access to the critical materials they require.

The U.S. Energy Act of 2020 defines a “critical material” as:

●	Any non-fuel mineral, element, substance, or material that the Secretary of Energy determines: (i) has a high risk of supply chain disruption; and (ii) serves an essential function in one or more energy technologies, including technologies that produce, transmit, store, and conserve energy; or

●	Any mineral, element, substance, or material designated as critical by the Secretary of the Interior, acting through the director of the U.S. Geological Survey.

Critical minerals include elements such as cerium, praseodymium, neodymium, gadolinium, tin, tungsten and lithium.

The U.S. is highly reliant on foreign imports of critical minerals. Potential supply disruptions could pose potentially significant risks to national security and economic stability, as many of these minerals are crucial for defense and clean energy technologies. The reliance on foreign owned entities for critical minerals has become an increasing concern for many western countries including the United States.

“The future of mining is not about mining more, but about mining resources with traceable, non-Chinese, conflict-free zones, with a bankable chain-of-custody”, said Josua Oosthuizen, newly appointed Chief Executive Officer of Aeternum Resources. “Speed to market is also critical because in the United States industries require the security of critical materials now, not in 10-years’ time”.

Appointment of New Management

Effective July 31, 2026, Paul E. Mann will become President and Executive Chairman of the Company. Mr. Mann has a 25-year career as an investor and entrepreneur. He is currently the Founder and Executive Chairman and Chief Executive Officer of ASP Isotopes Inc. (NASDAQ: ASPI) and Chairman of Quantum Leap Energy, a wholly owned subsidiary of ASPI. Prior to becoming Executive Chairman of ASPI, he was the Chief Executive Officer of ASPI, during which time he built the company to a greater than $500 million market cap company which now employs over 400 people globally, has constructed three isotope enrichment facilities in Africa, a helium liquification facility and entered into multiple supply agreements with global companies for the supply of isotopes that will enable next generation semiconductors, healthcare and nuclear energy. He has spent more than 15 years as an investor working at institutions including Morgan Stanley, Soros Fund Management and Highbridge Capital Management. He is a U.K. citizen and graduated from Cambridge University with an MA and an MEng in Chemical Engineering, and he is a CFA Charterholder.

Effective July 31, 2026, Josua Oosthuizen will become Chief Executive Officer of the Company. Mr. Oosthuizen is an engineer and entrepreneur with an 18-year career in capital project development and execution, mineral processing, and building businesses in the mining sector. He began his career at Metso Minerals, managing the design and delivery of mineral-processing projects, and spent nearly ten years at DRA Global leading multidisciplinary teams through feasibility studies, engineering, procurement and construction, working on projects across South Africa, Namibia, Ghana and Mali. He subsequently co-founded and led a specialist chemical engineering consultancy serving clients in the mining and isotope-enrichment industries and served as a senior business unit leader at NASDAQ-listed ASP Isotopes Inc., where he was responsible for the end-to-end delivery of an isotope-enrichment facility in South Africa. As Chief Executive Officer of Aeternum Resources, he is responsible for executing the Company’s strategy and leading the development of its Nigerian critical-minerals project. He is a South African citizen and graduated from the University of Pretoria with a Bachelor of Engineering in Industrial Engineering and from Stellenbosch University with a Master of Business Administration, and he is a certified Project Management Professional.

$4 million in Capital Raised

To develop the first critical material opportunity, the Company has raised over $4 million in financing from Mr. Mann. This is in the form of a promissory note owing to Mr. Mann and wholly owned entities related to Mr. Mann.

First Critical Mineral Asset

The Company has spent the last six months developing a mining opportunity in Nigeria that will focus on the production of tin, niobium and tantalum. The United States is reliant on overseas suppliers of all three critical materials with a net import reliance of 75% for tin, and 100% for niobium and tantalum.

Tin is principally used for soldering in electronic applications with an emerging use case in batteries and solar. With the current growth in electronic applications, driven by artificial intelligence and data centers, demand is significantly outstripping supply. Industry commentators forecast a continued tightening with a structural deficit beyond 2030. During the past five years, prices have risen from a mid-cycle price of approximately $30,000/ton to above $50,000/ton. China is responsible for approximately 45% of refined tin. The United States sole source of domestic tin production is derived from recycling used material rather than the mining of virgin material.

The primary application of niobium is for the production of HSLA steel and superalloys for jet engines and high-strength applications. There is an emerging use in battery applications with Nb-anode fast charge batteries.

Tantalum’s main application is in capacitors and electronics and superalloys that are used in the aerospace industry and in defense applications.

These mineral resources are contained within the Jos Plateau alluvial deposit in Nigeria.

Phase 1, which is anticipated to take until February 2027, will consist of the construction of a processing plant for the production of tin, niobium, tantalum, zircon and Ilmenite, exploring the initial 30 Ha mining area and the start of commercial production. Much of the past six months has been spent securing long lead time items, installing infrastructure, the construction of an access road, multiple geological surveys and recruiting an appropriate expat and local workforce.

The manufacture of the gravity separation processing plant was completed during 2Q 2026. The plant is expected to have a processing capability of approximately 90 metric tonnes per hour, or approximately 500,000 metric tonnes per year when annualized. The plant is currently in the process of being shipped from South Africa to Nigeria and is expected to complete installation at the mine during 4Q 2026

Additional Corporate Matters

The Company’s board of directors has recommended, and the Company’s shareholders have approved, an increase in the number of authorized shares to 500,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shares of blank check preferred stock, par value $0.01 per share.

The Company has exchanged $1,500,000 of debt for 75,000,000 shares of common stock. The shares were valued at $0.02, which is identical to the value of the shares issued during the recent sales of unregistered securities during Q1 2026.

The Company’s board of directors also has recommended, and the Company’s shareholders have approved, a 1:20 reverse stock split. The effective date of this reverse stock split shall be upon the later of (i) the announcement of the reverse split in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action or (ii) the date which is at least 20 days after the date on which the Corporation’s definitive Information Statement is first mailed to its stockholders of record (the “Effective Time”). At the Effective Time, each 20 shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”). This Reverse Stock Split shall be effected on a certificate-by-certificate basis, and no fractional shares shall be issued as a result of this Reverse Stock Split. In lieu thereof, the Corporation shall round up in the event a stockholder would be entitled to receive less than one (1) share of Common Stock as a result of the Reverse Split.

ABOUT AEATERNUM RESOURCES INC.

Aeternum Resources Inc. (OTC: AETN) seeks to become a highly strategic supplier of critical minerals. Its first resource is a mine located in the Jos Plateau in Nigeria that will focus on the production of tin, niobium, tantalum and other metals.

Led by a management team with a track record of designing, building and commissioning mineral-processing plants in Africa, and supported by independent geological and metallurgical consultants, Aeternum Resources’ goal is to develop multiple assets globally and create a diversified revenue stream from several critical minerals

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to various risks and uncertainties. These forward-looking statements include statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Such factors include, among others, risks relating to the timing and ability of the Company to obtain and the timing of the approval of relevant regulatory bodies, if at all; risks relating to property interests; risks related to access to the project; risks inherent in mineral exploration, including the fact that any particular phase of exploration may be unsuccessful; the availability of contractors; geo-political risks; the global economic climate; metal prices; environmental risks; political risks; and community and non-governmental actions. Further to this, geological similarities or characteristics are not guarantees or certainties of successful exploration. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking statements. The Company does not undertake, and assumes no obligation, to update or revise any such forward-looking statements or forward-looking information contained herein to reflect new events or circumstances, except as may be required by law. The Company encourage readers to review the “Risk Factors” in our Form 8-K filed July 7, 2026, and other filings with the Securities and Exchange Commission for a comprehensive understanding.

For more information, please contact:

Aeternum Resources Inc.

Investor Relations Department

Email: info@aeternumresources.com